Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Tommy Pruitt	Wes Harris
Senior Communications Director	Investor Relations Director
Force Protection, Inc.	Force Protection, Inc.
843.574.3866	843.574.3892

Force Protection Receives $46.1 Million Award for Additional Modernization of Cougar Fleet

Ladson, SC (June 7, 2010) — Force Protection, Inc. (NASDAQ: FRPT), a leading designer, developer and manufacturer of survivability solutions and provider of total life cycle support for those products, today announced it has received a modification to contract M67854-07-D-5031 from the United States Marine Corps Systems Command for additional modernization of the U.S. military’s Cougar fleet.  The approximate $46.1 million firm, fixed price contract modification provides for the purchase of 2,451 enhanced Automated Fire Extinguishing Systems (“AFES”), with deliveries scheduled to begin in July 2010 and be completed by February 2011.

Randy Hutcherson, Chief Operating Officer for Force Protection, commented, “We are extremely proud of the proven performance and continued durability of the Cougar fleet, and believe this award for additional modernization is another indicator that our Cougar family of vehicles remains a critical asset for the U.S. and other militaries worldwide.   The AFES modernization program complements our ongoing successful efforts for the purchase and installation of Independent Suspension System (“ISS”) kits on a significant number of Cougars.  We will continue to aggressively pursue additional modernization opportunities, and anticipate this segment of the business will remain an important component of our revenue mix in the years to come.”

About Force Protection, Inc.

Force Protection, Inc. is a leading designer, developer and manufacturer of survivability solutions, including blast- and ballistic-protected wheeled vehicles currently deployed by the U.S. military and its allies to support armed forces and security personnel in conflict zones.  The Company’s specialty vehicles, including the Buffalo, Cougar and related variants, are designed specifically for reconnaissance and urban operations and to protect their occupants from landmines, hostile fire, and improvised explosive devices (IEDs, commonly referred to as roadside bombs).  The Company also develops, manufactures, tests, delivers and supports products and services aimed at further enhancing the survivability of users against additional threats.  In addition, the Company provides long-term life cycle support services of its vehicles that involve development of technical data packages, supply of spares, field and depot maintenance activities, assignment of highly-skilled field service representatives, and advanced on and off-road driver and maintenance training programs.  For more information on Force Protection and its products and services, visit www.forceprotection.net.

Safe Harbor Statement

This press release contains forward looking statements that are not historical facts, including statements about our beliefs and expectations. These statements are based on beliefs and assumptions of Force Protection’s management, and on information currently available to management. These forward looking statements include, among other things: the growth, demand and interest and demand for Force Protection’s vehicles, including the Cougar; expectations for future modernization and related contracts for the Cougar; the benefits and suitability of the Cougar; the ability to meet current and future requirements the Company’s execution of its business strategy and strategic transformation, including its opportunities to grow the business; and the Company’s expected financial and operating results, including its revenues, cash flow and gross margins, for future periods.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements.  Examples of these factors include, but are not limited to, ability to effectively manage the risks in the Company’s business; the ability to develop new technologies and products and the acceptance of these technologies and products; the other risk factors and cautionary statements listed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and as updated in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

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